Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY
FOR TENDER OF
OUTSTANDING UNREGISTERED 10 1/4% SENIOR SECURED NOTES DUE 2015
OF
STERLING CHEMICALS, INC.

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) the certificates for the Company’s (as defined below) 10 1/4% Senior Secured Notes due 2015 (the “Unregistered Notes”) are not immediately available, (ii) the certificates for the Unregistered Notes, the Letter of Transmittal and all other required documents cannot be delivered to U. S. Bank National Association (the “Exchange Agent”) prior to the Expiration Time (as defined below) or (iii) the procedures for delivery of Unregistered Notes by book-entry transfer cannot be completed prior to the Expiration Time. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail or transmitted by facsimile transmission, to the Exchange Agent. See the section of the Prospectus (as defined below) entitled “The Exchange Offer — Guaranteed Delivery Procedures.” Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

U. S. BANK NATIONAL ASSOCIATION

For Delivery by Mail/Hand Delivery/Overnight Delivery:

U. S. BANK NATIONAL ASSOCIATION
Westside Operations Center
60 Livingston Avenue
St. Paul, Minnesota 55107
Attn: Specialized Finance

By Facsimile Transmission (for eligible institutions only):

(651) 495-8158
Attn: Specialized Finance

To Confirm Receipt:

(800) 934-6802
Attn: Specialized Finance

For Information Call:

(800) 934-6802
Attn: Specialized Finance

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to Sterling Chemicals, Inc. (the “Company”), upon the terms and subject to the conditions set forth in the prospectus dated          , 2007 (as the same may be amended or supplemented from time to time, the “Prospectus”) and the related Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the aggregate principal amount of Unregistered Notes set forth below pursuant to the guaranteed delivery procedures described in the section of the Prospectus entitled “The Exchange Offer — Guaranteed Delivery Procedures.”

The undersigned understands and acknowledges that the Exchange Offer will expire at 5:00 p.m., New York City time, on          , 2007, unless extended by the Company. With respect to the Exchange Offer, “Expiration Time” means such time and date or, if the Exchange Offer is extended, the latest time and date to which the Exchange Offer is so extended by the Company.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned (in the case of an individual), or the dissolution of the undersigned (in the case of a corporation or other entity), and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

Description of Unregistered Notes Tendered
Certificate Number(s) (if Known) of
Unregistered Notes or Account	Aggregate Principal
Number at the Book-Entry	Amount Represented by	Principal Amount
Transfer Facility	Unregistered Notes	Tendered*

TOTAL:
* Unless otherwise indicated, any tendering holder of Unregistered Notes will be deemed to have tendered the entire aggregate principal amount represented by its Unregistered Notes. All tenders must be in integral multiples of $1,000.

PLEASE SIGN AND COMPLETE

Signature:

Address:

(Zip Code)

Area Code and Telephone Number:

Dated:

Name:

Capacity (full title), if signing in a representative capacity:

Taxpayer Identification or Social Security Number:

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution,” including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or learning agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an “Eligible Institution”), hereby guarantees to deliver to the Exchange Agent either the Unregistered Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Unregistered Notes to the Exchange Agent’s account at The Depository Trust Company, pursuant to the procedures for book-entry transfer described in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and all other required documents within three New York Stock Exchange trading days of the Expiration Time.

The undersigned acknowledges that it must deliver the Letter(s) of Transmittal, the Unregistered Notes tendered hereby and all other required documents to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

(Name of Firm)

Sign here:
(Authorized Signature)

Name:
(Please type or print)

Title:
(Area Code and Telephone Number)

Address and Zip Code

Dated:

NOTE: DO NOT SEND CERTIFICATES FOR UNREGISTERED NOTES WITH THIS FORM. CERTIFICATES FOR UNREGISTERED NOTES SHOULD ONLY BE SENT WITH A LETTER OF TRANSMITTAL.

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